Exhibit 10.1

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

First Addendum to

[*] Collaborative Development Program Agreement

This First Addendum (“First Addendum”) to the [*] Collaborative Development Program Agreement dated as of March 15, 2010 (the “Agreement”) dated as of March 28, 2012 and effective as of March 15, 2012 (“First Addendum Effective Date”) is entered into by and among TOSHIBA CORPORATION doing business at 1-1, Shibaura 1-chome, Minato-ku, Tokyo 105-8001, Japan (together with its Affiliates, “Toshiba”), SANDISK CORPORATION doing business at 601 McCarthy Boulevard, Milpitas, CA 95035 USA (together with its Affiliates, “SanDisk”), and INTERMOLECULAR, INC. doing business at 3011 North 1st Street, San Jose, CA 95134 USA (together with its Affiliates, “Intermolecular”).  Toshiba, SanDisk and Intermolecular shall be referred to herein individually as a party or collectively as the parties. Any capitalized terms not defined herein shall have the meanings given to them as set forth in the Agreement.

RECITALS

WHEREAS, the parties desire to amend and supplement the Agreement as further specified below;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,  intending to be legally bound, the parties hereto confirm, agree and ratify that the Agreement is amended and supplemented as follows:

1.                    Extension of Initial Term

1.1                                 The Initial Term of the Agreement is hereby extended by one additional year period from [*] through and including [*] (“First Extended Period”) in accordance with Section 11.1 of the Agreement.  All references to the “Initial Term” as used in the Agreement shall now mean the period from [*] through and including [*].  During the First Extended Period, Intermolecular agrees to provide capabilities summarized in accordance with Exhibit A.  The Development Plan for the First Extended Period (“First Extended Development Plan”) shall be mutually agreed upon as soon as practicable and no later than 30 days after the First Addendum Effective Date by all parties in accordance with the guidelines and target criteria provided in Exhibit B (“Proposal of Development Plan”).

2.                    Service Fees and Workflow Infrastructure Subscription Fees

2.1                                 Toshiba and SanDisk each will fund for the CDP under the First Extended Development Plan for the First Extended Period and each agrees to pay Intermolecular during the First Extended Period [*] US Dollars (US$[*]) for a cumulative total [*] US Dollars (US$[*]) in exchange for Intermolecular’s performance of the services described in the First Extended Development Plan and access to the Workflow Infrastructure during the First Extended Period in accordance with the provisions commencing in the third sentence of Section 5.1 of the Agreement.  Subject to Section 5.7 of the Agreement, these amounts shall be paid by each of Toshiba and SanDisk in equal monthly payments of [*] US Dollars (US$[*]) over the First Extended Period starting upon the First Addendum Effective Date.  Notwithstanding any fees stated in Section 5.2 of the Agreement, Intermolecular shall provide Toshiba and SanDisk without charge to continued exclusive access to the Workflow Infrastructure (as modified in Exhibit A) as per such Section 5.2.  Toshiba and SanDisk shall not incur any fees specified or implied under Section 5.3 of the Agreement.

2.2                                 During the First Extended Period, Toshiba and SanDisk may request use of (i) [*], or (ii) [*], or (iii) [*] (each individually “Additional Capability”).  If so requested, Toshiba and SanDisk each agree to pay Intermolecular [*] US Dollars (US $[*]) for each monthly period for the use of each such Additional Capability within sixty (60) days from their respective receipt of the invoice to be issued by Intermolecular at the end of such month.

3.                    License Fees

3.1                                 In addition to any other license fees payable by Toshiba and SanDisk under Section 5.4 of the Agreement if applicable, Toshiba and SanDisk each agree to pay Intermolecular [*]  US Dollars (US$[*]) for a cumulative total of [*] US Dollars (US$[*]) for the Intermolecular Background IP development license rights set forth in Section 4.1.1 in the CDP Field during the First Extended Period.  Intermolecular acknowledges and agrees that Toshiba’s and SanDisk’s exercise of such license includes internal pre-production development activities at fabrication and R&D centers controlled by Toshiba and/or SanDisk.  For the avoidance of doubt, Toshiba’s and SanDisk’s exercise of such license is limited to the Term through the last day of the First Extended Period (and not to any additional extended periods unless mutually agreed in writing).  Intermolecular shall invoice each of Toshiba and SanDisk in the amount of [*] US Dollars (US$[*]) on April 15th, 2012. Toshiba and SanDisk each will pay Intermolecular based on such invoices, within sixty days (60) from their respective receipt of such invoices.

4.                    Intellectual Property

4.1                                 Section 2.2.2 of the Agreement is updated and modified as follows:  The IP Committee shall consist of two (2) or more named members (at least one technical employee, at least one patent attorney/agent/IP staff member, and other reasonably named party employees).  The IP Committee shall meet monthly either in person or via telephone conference.  Within ten (10) business days of the First Addendum Effective Date, the parties will agree upon a schedule for the monthly IP Committee meetings, and will memorialize the schedule in Exhibit D.  In addition to the IP Committee goals set forth in Section 2.2.2, the IP Committee members will assess whether all past and potential Intermolecular patent filings fall within Category 2, 3, 4, 5, 6, 7 or 8, and will memorialize the assessment in Exhibit C.  The second column of Exhibit C (“Agreed Category/Status”) specifies a numerical categorization (Category 2, 3, 4, 5, 6, 7 or 8) for cases in which the parties have agreed to the IP ownership category assignment as of March 15, 2012.  The parties shall not revisit the IP ownership category assignment for such cases.  All other patent filings related to the [*] shall be jointly owned by Intermolecular, SanDisk and Toshiba.

4.2                                 On a monthly basis, beginning the first month after the First Addendum Effective Date, Intermolecular shall prepare a report of all invention disclosures prepared by and/or received by Intermolecular during the previous thirty (30) days that pertain to [*] technology (“Intellectual Property Report”).  Each Intellectual Property Report shall include for each invention disclosure included therein:  (a) a copy of the invention disclosure, (b)  prior art search results, and (c) the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

inventor(s) comments regarding the prior art search results.  Intermolecular shall provide a copy of the Intellectual Property Report to IP staff members identified by SanDisk and/or Toshiba on the first business day of each month during the First Extended Period.

4.3                                 Within twenty (20) business days of receiving an Intellectual Property Report, SanDisk and Toshiba will advise Intermolecular in writing of any objections to preparing and filing a patent application for any invention disclosure included in the Intellectual Property Report.  If either SanDisk or Toshiba objects to any invention disclosure, Intermolecular agrees not to prepare and file a patent application for such invention disclosure.  After expiration of the twenty (20) business day period, Intermolecular may prepare and file a patent application for any invention disclosure to which neither SanDisk or Toshiba have objected (the “Default Permission”).  The Default Permission is to enable Intermolecular to obtain an earlier filing date, if required.  Otherwise, at the very next scheduled IP Committee meeting after such Default Permission date, SanDisk and/or Toshiba may re-characterize the invention disclosure as trade secret or public domain, and/or re-characterize ownership of the invention on an objective basis in accordance with Section 3 (“IP Ownership”) of the Agreement.  If following the First Addendum Effective Date SanDisk and/or Toshiba for the first time (a) re-characterizes an invention disclosure as trade secret or public domain for which a patent application has been prepared or is under preparation, SanDisk and Toshiba each agree to reimburse Intermolecular fifty (50) percent of Intermolecular’s outside counsel and Patent Office costs incurred in the drafting, preparation, filing and abandonment of such patent applications for a cumulative total of hundred (100) percent of such costs, or (b) re-characterizes ownership of the invention for which a patent application has been filed, SanDisk and Toshiba each agree to reimburse Intermolecular fifty (50) percent of Intermolecular’s outside counsel and Patent Office costs incurred in preparing and recording an assignment of ownership necessary to reflect the re-characterized ownership for a cumulative total of hundred (100) percent of such costs.

4.4                                 Intermolecular agrees not to file and/or prosecute in the U.S. Patent & Trademark Office, World Intellectual Property Office, European Patent Office, or any other governmental or regional patent office (collectively, “Patent Offices”) any of the invention disclosures/patent applications identified in Exhibit E (collectively, “Inactivated Invention Disclosures/Patent Applications”).   If any Inactivated Invention Disclosures/Patent Applications has been filed in any Patent Office, Intermolecular shall immediately take all necessary steps to formally abandon such patent applications and prevent publication of such patent applications.  In addition, within ten (10) business days of the First Addendum Effective Date, Intermolecular shall provide, for each Inactivated Invention Disclosures/Patent Applications, written confirmation that the invention disclosure/patent application has either:  (a) not been prepared and/or filed in any Patent Office, or (b) if previously filed, filing details (e.g., application and/or serial number, filing date, title, list of named inventors) and evidence of formal abandonment of such patent application (e.g., Notice of Abandonment and/or copies of documents submitted to the Patent Office to formally abandon such patent application).

5.                    Miscellaneous

5.1                                 Section 7.1.3 of the Agreement is clarified that “CDP” in that section has been extended through the conclusion of the First Extended Period.  All references to the Agreement in any other document shall be deemed to refer to the Agreement as modified by this First Addendum. Except as expressly modified by this First Addendum, all of the terms and conditions of the Agreement shall remain in full force and effect. In the event that the terms of this First

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Addendum conflict with the terms of the Agreement, the terms of this First Addendum shall control.

IN WITNESS WHEREOF, the parties hereto have executed this First Addendum as of the date first written above.

Toshiba Corporation		SanDisk Corporation

By:	/s/ Yasuo Naruke	By:	/s/ Ben Tessone

Name:	Yasuo Naruke	Name:	Ben Tessone

Title:	Vice President	Title:	Vice President, WW Procurement

Intermolecular, Inc.

By:	/s/ David Lazovsky

Name:	David Lazovsky

Title:	President and CEO

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit A

Total FTEs to be allocated to the CDP: [*] FTEs.  Of the [*] FTEs, [*]  FTEs are provided pursuant to payments made by SanDisk and Toshiba under this First Addendum.  The additional [*]  FTEs shall be provided separately by Intermolecular.

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit B

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit C

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit D

IP Committee Meeting Schedule

Date	Time	Location
[*]	18:00 PST	Phone/California
[*]	18:00 PST	Phone/Japan
[*]	18:00 PST	Phone/California
[*]	18:00 PST	Phone/Japan
[*]	18:00 PST	Phone/California
[*]	18:00 PST	Phone/Japan
[*]	18:00 PST	Phone/California
[*]	18:00 PST	Phone/Japan
[*]	18:00 PST	Phone/California
[*]	18:00 PST	Phone/Japan
[*]	18:00 PST	Phone/California
[*]	18:00 PST	Phone/Japan

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit E

Inactivated Invention Disclosures/Patent Applications

IM Docket No.	Title
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.